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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Amendment No. 4 to Registration Statement No. 333-88679 of Hollywood Casino Shreveport and Shreveport Capital Corporation of our reports dated February 25, 2000 on the consolidated financial statements of Hollywood Casino Shreveport and HWCC-Louisiana, Inc. and of our report dated November 5, 1999 on the financial statements of Sodak-Louisiana, L.L.C. appearing in the Prospectus, which is part of such Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Dallas, Texas
April 17, 2000